Exhibit 10.10

AMENDMENT NO. 1

This Amendment No. 1 dated as of August 1, 2006 (this “Amendment”) is among (a) Société Générale, as Administrative Agent (in such capacity, with its successors and assigns, the “Credit Agreement Representative”) for the Credit Agreement Secured Parties, (b) Société Générale (“Société Générale”) and each additional counterparty that has become a party to the Intercreditor Agreement prior to the date hereof (Société Générale and each such additional counterparty, with its successors and assigns, a “Secured Counterparty”), (c) Sowood Commodity Partners Fund LP, a Delaware limited partnership (together with its successors and assigns, “Sowood”), and (d) MxEnergy Holdings Inc., a Delaware corporation, MxEnergy Inc., a Delaware corporation (“MxEnergy”), MxEnergy Electric Inc., a Delaware corporation (“MxElectric”, and together with MxEnergy, the “Borrowers”), and certain of their respective subsidiaries party thereto (the “Intercreditor Parties”).

INTRODUCTION

A.            The Borrowers, the Parent, the other Loan Parties, the Credit Agreement Representative and certain financial institutions are parties to a First Amended and Restated Credit Agreement dated as of August 1, 2006 (as amended, supplemented, restated, or otherwise modified from time to time, the “Restated Credit Agreement”) pursuant to which such financial institutions have agreed to make loans and extend other financial accommodations to the Borrowers.

B.            MxEnergy, certain of the other Loan Parties, and Société Générale are parties to the Master Transaction Agreement dated as of August 1, 2006 pursuant to which Société Générale has agreed, among other things, to provide natural gas hedging arrangements for MxEnergy.

C.            The Borrowers and Société Générale have requested, and, upon this Amendment becoming effective, the other Intercreditor Parties have agreed, that certain provisions of the Subordination and Intercreditor Agreement dated as of December 19, 2005 among the Intercreditor Parties (other than Société Générale) and Virginia Power Energy Marketing, Inc., a Virginia corporation (“VPEM”) (the “Intercreditor Agreement”) be amended in the manner provided for in this Amendment.

D.            On the Amendment Effective Date (as defined below), VPEM was removed as a party to the Intercreditor Agreement

Therefore, the parties to this Amendment hereby agree as follows:

Section 1.               Defined Terms.  Capitalized terms defined in the Intercreditor Agreement and used herein shall have the meanings given to such terms in the Intercreditor Agreement.

Section 2.               Joinder of Société Générale to Intercreditor Agreement as Secured Counterparty.  Société Générale hereby (a) acknowledges to the other Intercreditor Parties that it has received a copy of the Intercreditor Agreement, (b) advises the other Intercreditor Parties that is has entered into Secured Counterparty Agreements with MxEnergy and certain other Loan Parties and hereby elects to become a Secured Counterparty and a party to the Intercreditor

Agreement in accordance with Section 10.12 of the Intercreditor Agreement by executing and delivering this Amendment.  Upon execution and delivery by Société Générale of this Amendment to the other Intercreditor Parties, Société Générale (a) shall have all the rights and benefits of a “Secured Counterparty” under the Intercreditor Agreement as if it were an original signatory thereto and (b) agree to be bound by the terms and conditions set forth in the Intercreditor Agreement and to be obligated thereunder as if it were an original signatory thereto.  The Intercreditor Parties hereby agree that this Section 2 shall satisfy the requirements of Section 10.12 of the Intercreditor Agreement with respect to the joinder of Société Générale to the Intercreditor Agreement as a Secured Counterparty.

Section 3.               Amendments to Intercreditor Agreement.

(a)           Amendments to Section 1.  In Section 1 of the Intercreditor Agreement:

(i)            “Credit Agreement Obligations” is amended by substituting “any Lender” for “a Credit Agreement Secured Party”.

(ii)           “Secured Counterparty Letter of Credit” is amended by substituting “to secure or provide credit support in whole or in part the Secured Counterparty Obligations of such Secured Counterparty” for “to secure in whole or in part the Secured Counterparty Obligations”.

(iii)          “Secured Counterparty Primary Collateral” is amended:

(A)          by inserting “(a)” between “under” and “all contracts” in the second and third lines and

(B)           by adding the following to the end:

and (b) all Collateral Accounts and Collateral Account Property

(iv)          In “Secured Counterparty Security Documents,” “Loan Party” is substituted for “Loan party”.

(v)           the following definitions are added in their appropriate alphabetical order:

“Collateral Account” means any deposit, commodity, or securities account securing a Secured Counterparty’s Secured Counterparty Obligations.

“Collateral Account Property” means all securities, securities entitlements, cash and other Property held or maintained in a Collateral Account from time to time and all proceeds thereof.

(b)           Amendment to Section 2.

(i)            Paragraph (a) of Section 2.3 is amended by substituting “greater” for “less” in the last line.

(ii)           In Section 2.4, “, subject to Section 2.2(d) hereof,” is deleted in the last sentence.

(c)           Amendments to Section 4.  In Section 4 of the Intercreditor Agreement:

(i)            Section 4.2(c)(i) is amended by adding the phrase “in respect of the Credit Agreement Primary Collateral” immediately prior to the phrase “provided that”.

(ii)           The following sentence is added to the end of Section 4.4:

Each of the Credit Agreement Representative, Credit Agreement Secured Parties, the Secured Counterparties and Sowood agrees that it shall take such actions as a Secured Counterparty shall request in connection with the exercise by such Secured Counterparty of its rights and remedies set forth in this Agreement with respect to such Secured Counterparty’s Secured Counterparty Primary Collateral.

(iii)          Section 4.7 is amended by (A) adding the phrase “to make demands on or enforce any guarantee obligations of any Loan Party under its Secured Counterparty Agreements,” immediately after the phrase “Secured Counterparty Letter of Credit”, (B) substituting “default, event of default, termination event or other similar event” for “default”, (C) adding “and exercise any rights or remedies against its Collateral Accounts and Collateral Account Property” after “draw on its Secured Counterparty Letter of Credit”, and (D) adding the phrase “(other than a Secured Counterparty’s Collateral Accounts and any Collateral Account Property)” immediately after the term “Collateral” in the proviso thereof.

(d)           Amendments to Section 6.  The following new paragraph (e) is added to the end of Section 6.08:

(e)           Nothing contained herein shall prohibit or in any way limit any Credit Agreement Secured Party or other Secured Counterparty from exercising any rights, remedies, powers and privileges available to it at any time under the Bankruptcy Code or other applicable law with respect to its Swap Contracts with any Loan Party (including, without limitation, Section 560 of the Bankruptcy Code).

Section 4.               VPEM Release.  The Intercreditor Parties hereby acknowledge and agree that, upon the execution and delivery of the Release Agreement dated as of August 1, 2006 (the “VPEM Release Agreement”), among VPEM, Société Générale and MxEnergy and the issuance by Société Générale of the SG-VPEM Letters of Credit (as defined in the VPEM Release Agreement), effective as of the Amendment Effective Date, VPEM shall be released from its agreements and obligations under and shall otherwise cease to be a party to the Intercreditor Agreement in all respects and for all purposes.

Section 5.               Conditions to Effectiveness.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which all of the following conditions precedent have been satisfied or waived:

(a)           The Intercreditor Parties shall have executed and delivered this Amendment and

(b)           the Release Agreement dated as of August 1, 2006, executed by VPEM, MxEnergy and Société Générale shall have become effective.

Section 6.               Miscellaneous.

(a)           Representation and Warranties.  Each Intercreditor Party hereby represents and warrants to each other Intercreditor Party, as of the Amendment Effective Date, that:

(i)            Corporate Power; Authorization; Enforceable Obligations.

(A)          Such Intercreditor Party has the corporate power and authority, and the legal right, to execute, deliver, and perform its obligations under this Amendment, and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Amendment.

(B)           No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the execution and delivery of this Amendment or with the performance, validity or enforceability of this Amendment.

(C)           This Amendment has been duly executed and delivered on behalf of such Intercreditor Party.

(D)          This Amendment constitutes a legal, valid and binding obligation of such Intercreditor Party, enforceable against such Intercreditor Party in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(ii)           No Legal Bar.  The execution, delivery and performance of this Amendment will not violate any applicable law or contractual obligation of such

Intercreditor Party and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such applicable law or contractual obligation.

(b)           Costs and Expenses.  The Borrowers agree to pay all of the  out-of-pocket costs and reasonable expenses incurred by the other Intercreditor Parties in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of its counsel.

(c)           No Other Amendments; Confirmation.  Except as expressly amended, modified and supplemented hereby, the provisions of the Intercreditor Agreement are and shall remain in full force and effect.

(d)           Governing Law.  This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(e)           Counterparts.  This Amendment may be executed by one or more of the Intercreditor Parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE, as Credit Agreement Representative for and on behalf of the Credit Agreement Secured Parties

By:	/s/ Chung Taek-Oh
Name:	Chung Taek-Oh
Title:	Associate

By:	/s/ Barbara Paulsen
Name:	Barbara Paulsen
Title:	Director

Address for Notices: 1221 Avenue of the Americas New York, NY 10020
Attention: Mr. Emmanuel Chesneau
Telecopy No.: (212) 278-7953
With a copy to: 1221 Avenue of the Americas

New York, NY 10020
Attention: Ms. Barbara Paulsen
Telecopy No.: (212) 278-7953

SOCIÉTÉ GÉNÉRALE, as Secured Counterparty

By:	/s/ Francois-Xavier Saint-Macray
Name:	Francois-Xavier Saint-Macray
Title:	Managing Director, Global Head of Commodities Trading

Address for Notices: 1221 Avenue of the Americas New York, NY 10020
Attention: Christophe LePage
Telecopy No.: (212) 278-5699

With a copy to: 1221 Avenue of the Americas
New York, NY 10020
Attention: Adrian Lismore
Telecopy No.: (212) 278-6575

MXENERGY INC.

By:	/s/ Carole R. Artman-Hodge
Carole R. Artman-Hodge
Executive Vice President, Chief Operating Officer, and Secretary

MXENERGY ELECTRIC INC.

By:	/s/ Carole R. Artman-Hodge
Carole R. Artman-Hodge
Executive Vice President, Secretary, and Treasurer

MXENERGY HOLDINGS INC.

By:	/s/ Carole R. Artman-Hodge
Carole R. Artman-Hodge
Executive Vice President, Chief Operating Officer, and Secretary

MXENERGY CAPITAL HOLDINGS CORP.
MXENERGY CAPITAL CORP.
ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
TOTAL GAS & ELECTRIC INC.

By:	/s/ Carole R. Artman-Hodge
Carole R. Artman-Hodge
Executive Vice President, Chief Operating Officer, and Secretary

SOWOOD COMMODITY PARTNERS FUND LP
By:	SOWOOD COMMODITY PARTNERS GP LP, its general partner

By:	Sowood GP LLC, its general partner

By:	/s/ Megan Kelleher
Name:	Megan Kelleher
Title:	Member

Address for Notices:
c/o Sowood Capital Management LP
500 Boyston St.
17th Floor, Boston, MA 02116
Attention: Megan Kelleher
Telecopy No.: (617) 603-3330

With a copy to:

Attention:
Telecopy No.: